Profile Technologies Showcased at World’s Largest Corrosion Control Conference and Announces
Intention to Build New Equipment to Meet Anticipated Demand

Also Announces Updates and Amendments to By-laws

New York, March 23, 2011 - Profile Technologies, Inc. (OTC: PRTK, the “Company” or “Profile”), the developer of proprietary long range electromagnetic pipeline corrosion inspection technologies, is excited to report on a successful week of marketing and networking at NACE Corrosion 2011, the World’s largest Corrosion Control Technical Conference and Exhibit held last week in Houston, Texas.  This year’s conference welcomed a record 6200 attendees from over 55 countries including industry leaders, engineers, directors, and technicians who meet to share ideas, research, and products and services to help corrosion prevention throughout the globe.

The Company also announces that its Board of Directors has amended and restated the By-laws of the Company to reflect accepted best practices, including to provide advance notice procedures for stockholder nominations for directors and stockholder proposals. For more information concerning the provisions contained in the By-laws, please see the Company’s Current Report on Form 8−K regarding this matter.

Profile was invited by its new distributor, Farwest Corrosion Control Company, to participate with them at their prominent booth located in the center hub of the NACE Corrosion Exposition.  Thanks to Farwest, Profile’s EMW-C™ Wax Fill Monitoring Inspection Service was showcased through a dynamic animation and data simulation on a large monitor at their booth. Conference attendees were able to see how Profile’s EMW-C™ confirms that casing is clean and ready for wax, monitors the wax as it fills the casing, ensures that no voids or casing-to-pipe shorts develop, and finally independently confirms the total percent filled.  Profile’s Permanent Connectors are shown in the animation to remain in place to allow for regulatory-required-periodic inspections throughout the functional life of the casing.  Visitors were also able to view actual EMW-C™ Wax Fill Monitoring data that showed the casings progression from clean and empty to wax-full and protected. As a valued partner, Farwest is prepping their sales associates at their seven branch locations around the country to market the EMW-C™ throughout the United States.

Profile’s President and COO were each in attendance at the conference along with its marketing and sales team to promote its services and to take advantage of the substantial networking opportunities presented at the conference. Robert Geib, COO, was invited as a guest speaker to discuss the electromagnetic wave inspection technologies developed by Profile at a technology exchange group of the Liquid Petroleum Industry Corrosion Control Issues Forum.

Several meetings were held throughout the week with new customers seeking to incorporate Profile’s products into their existing cased pipe programs, as well as exposing the corrosion industry as a whole to our exciting new technology.  Interested parties with whom Profile had project preplanning meetings included representatives from companies in France, the Middle East, Chile, Argentina, Columbia, Ecuador, Canada and the United States.  As a new technology in these countries, several companies are offering to fund trips for Profile to introduce its technologies to clients there with project needs specific to Profile’s capabilities.  It is projected by the company that these meetings will result in new licensing agreements and partnerships abroad.

As a result of the recent marketing efforts and the start of construction season for the pipeline industry, Profile has received an increase of requests for quotation for new inspection projects including from existing pipeline customers and several requests from potential new customers.  These projects, among others, are expected to begin next month.  In preparation for these projects Profile is building new equipment sets and has acquired the assistance of a third party manufacturing facility to meet the demand for Profile’s EMW-C™ permanent connectors.

Please visit the Profile Website to view the new EMW-C™ Wax Fill Monitoring Inspection Service animation at http://www.profiletech.net/what-we-do/pipeline-services/wax-fill-monitoring/

About Profile:

Profile Technologies, Inc. is headquartered in Manhasset, NY with an Operations and Research facility in Albuquerque, NM.  We are the developer and owner of proprietary, patented technologies that utilize electromagnetic waves to detect and characterize corrosion and other anomalies on cased, insulated and other pipelines.  Its technologies provide long-range, non-invasive and non-destructive inspection.  For more information about Profile, visit the website at www.profiletech.net.

Cautionary Statement:

The foregoing release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and the regulations thereunder.   Company statements that are not historical facts, including statements about the Company's expectations, beliefs and plans are examples of such forward-looking statements and involve various risks and uncertainties including equipment, technology, contract and other risks. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Factors that impact such forward-looking statements include, among others, changes in worldwide general economic conditions; government regulations; the ability of our management to successfully implement our business plan and strategy; our ability to successfully implement our business plan and strategy during a management transition period; our ability to fund our operations including the cost and availability of capital and credit; our ability to compete effectively including our ability to maintain and increase our market share in the markets in which we do business; and our ability to successfully develop and commercialize our products. For a more complete discussion of the risks that could affect the Company's business and finances and cause actual results to differ materially from management's expectations, plans, etc., please refer to the Company's SEC filings.

Profile Technologies, Inc.
Robert Geib, Chief Operating Officer
1-888-501-7117